Exhibit 107

Calculation of Fee Filing Tables

Form S-1

(Form Type)

Sharing Services Global Corporation

(Exact name of Registration as Specified in its Charter)

Table 1 - Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	457	(c)	280,528,500	$0.018	$5,049,513.00	$0.0001102	$556.46
Fees Previously Paid	–	–	–		–	–	–		–
Carry Forward Securities
Carry Forward Securities	–	–	–		–	–	–		–	–	–	–	–
Total Offering Amounts								$5,049,513.00					$556.46
Total Fees Previously Paid													455.86
Total Fee Offsets													455.86
Net Fee Due													$100.6

(1)

The securities will be distributed by Document Security Systems, Inc., a New York corporation, referred to as DSS, as a dividend in kind to the holders of DSS common stock at a 2:1. The amount of shares registered is based on the assumption that there will be 140,264,250 shares of common stock outstanding of Document Security Systems, Inc., a New York corporation, referred to as DSS, as of the close of business on the Record Date (as defined herein), not including the Affiliate Shares (as defined herein). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ordinary shares of Sharing Services Global Corporation as reported on April 14, 2023 (within five business days prior to the date of filing this registration statement).